SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 31, 2007
OTTER TAIL CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	0-00368 (Commission File Number)	41-0462685 (I.R.S. Employer Identification No.)

215 South Cascade Street, P.O. Box 496, Fergus Falls, MN		56538-0496
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (866) 410-8780
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On August 31, 2007, Otter Tail Corporation, dba Otter Tail Power Company (the “Company”), and U.S. Bank National Association (“U.S. Bank”) entered into a Second Amendment to the Credit Agreement dated as of August 31, 2007 (the “Amendment”), amending the Credit Agreement dated as of September 1, 2006 between the Company and U.S. Bank (the “Credit Agreement”). The Amendment increases the commitment under the Credit Agreement from $50 million to $75 million and changes the termination date from September 1, 2007 to September 1, 2008. The Amendment contains no other significant changes to the Credit Agreement and is filed as Exhibit 4.1 to this Form 8-K. The Credit Agreement creates an unsecured revolving credit facility that the Company can draw on to support the working capital needs and other capital requirements of the Company’s electric operations. The material terms and conditions of the Credit Agreement are described in the Company’s Form 10-K for the fiscal year ended December 31, 2006.
     U.S. Bank is also a party to the Credit Agreement dated as of April 26, 2006 among Otter Tail Corporation, the Banks named therein, U.S. Bank, as Agent, JPMorgan Chase Bank, N.A., as Syndication Agent, and Wells Fargo Bank, National Association, as Documentation Agent, which creates an unsecured revolving credit facility that Otter Tail Corporation can draw on to support its nonelectric operations.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     As described under Item 1.01 of this Form 8-K, on August 31, 2007, the Company and U.S. Bank amended the Credit Agreement which supports the working capital needs and other capital requirements of the Company’s electric operations. As of August 31, 2007, $18.8 million was borrowed under the Credit Agreement.
Item 9.01 Financial Statement and Exhibits
(d) Exhibits
4.1	Second Amendment to Credit Agreement dated as of August 31, 2007 between the Company and U. S. Bank (amending the Credit Agreement dated as of September 1, 2006 between the Company and U.S. Bank)

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

OTTER TAIL CORPORATION
Date: September 6, 2007	By /s/ Kevin G. Moug
Kevin G. Moug
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit	Description of Exhibit
4.1	Second Amendment to Credit Agreement dated as of August 31, 2007 between the Company and U. S. Bank (amending the Credit Agreement dated as of September 1, 2006 between the Company and U.S. Bank)

4